Callaway Golf Company Announces Second Quarter and First Half 2012 Results; Provides Additional Full Year Guidance

- 2012 second quarter and first half increases in sales and earnings consistent with preliminary estimates announced earlier this month

- On target with $52 million in annualized cost reductions announced earlier this month

- Callaway estimates full year revenues of $835 - $865 million; reiterates estimated full year pro forma loss per share of $0.55 - $0.75.

CARLSBAD, Calif., July 26, 2012 /PRNewswire/ -- Callaway Golf Company (NYSE:ELY) today announced its second quarter and first half 2012 financial results. The announced results were consistent with the preliminary estimates provided earlier this month and reflect the previously estimated increases in sales and earnings for the second quarter and first half of 2012 compared with the same periods in 2011. The Company also announced that its cost-reduction initiatives are proceeding well and on pace to deliver the $52 million in targeted gross annualized savings, with an estimated $16 million and $36 million being realized in 2012 and 2013, respectively.

GAAP RESULTS.

For the second quarter of 2012, the Company reported the following results:

Dollars in millions except per share amounts	2012	% of Sales	2011	% of Sales	Improvement / (Decline)
Net Sales	$281	-	$274	-	$7
Gross Profit	$111	39%	$103	37%	$8
Operating Expenses	$101	36%	$113	41%	$12
Operating Income/(Loss)	$10	3%	($10)	(4%)	$20
Earnings/(Loss) per share	$0.00	-	($0.96)	-	$0.96

For the first half of 2012, the Company reported the following results:

Dollars in millions except per share amounts	2012	% of Sales	2011	% of Sales	Improvement / (Decline)
Net Sales	$566	-	$559	-	$7
Gross Profit	$235	42%	$226	40%	$9
Operating Expenses	$198	35%	$214	38%	$16
Operating Income	$37	7%	$13	2%	$24
Earnings/(Loss) per share	$0.41	-	($0.80)	-	$1.21

NON-GAAP PRO FORMA FINANCIAL RESULTS.

In addition to the Company's results prepared in accordance with GAAP, the Company has also provided additional information concerning its results on a non-GAAP pro forma basis. The manner in which the non-GAAP information is derived is discussed in more detail toward the end of this release and the Company has provided in the tables to this release a reconciliation of this non-GAAP information to the most directly comparable GAAP information.

For the second quarter of 2012, the Company reported the following pro forma results:

Dollars in millions except per share amounts	2012	% of Sales	2011	% of Sales	Improvement / (Decline)
Net Sales	$281	-	$274	-	$7
Gross Profit	$112	40%	$109	40%	$3
Operating Expenses	$97	35%	$102	37%	$5
Operating Income	$14	5%	$6	2%	$8
Earnings/(Loss) per share	$0.05	-	($0.01)	-	$0.06

For the first half of 2012, the Company reported the following pro forma results:

Dollars in millions except per share amounts	2012	% of Sales	2011	% of Sales	Improvement / (Decline)
Net Sales	$566	-	$559	-	$7
Gross Profit	$236	42%	$238	43%	($2)
Operating Expenses	$201	35%	$209	37%	$8
Operating Income	$35	6%	$30	5%	$5
Earnings per share	$0.25	-	$0.15	-	$0.10

"We are pleased that sales and earnings increased during the first half of 2012 compared to the same period in 2011," commented Chip Brewer, President and Chief Executive Officer. "The pace of improvement, however, is slower than anticipated and our market shares have not met our expectations, resulting in higher than expected retail inventory levels at this time of year. As a result, we have lowered our sales expectations for the second half of the year to allow us to work through any excess inventory at retail and prepare our business for improved results in 2013."

"The recently announced cost-reduction initiatives are proceeding on pace with our plan," continued Mr. Brewer. "Having been through this before, I am convinced we are taking the correct actions to assure that this turnaround will be successful. Given the dynamics of the golf business, with products being introduced annually, it takes time for the turnaround to take effect. Many of the changes we are making at this time to reduce costs, streamline our business, and change our products and the culture at the Company to be more consumer oriented, will have a greater impact on our financial results in 2013 and 2014 than the current year. I do firmly believe that the changes we are making will be the keystone to a successful recovery and I look forward to reporting to you on our progress."

Business Outlook

The Company provided additional financial guidance, estimating that full year 2012 net sales will range from $835 to $865 million compared to $887 million in 2011. The Company's estimated decline in net sales includes the impact of actions taken by the Company during the first half of the year to streamline its business, including the sale of the Top-Flite and Ben Hogan brands and the transition of its footwear and apparel businesses to a licensing model. The Company also reiterated its earnings guidance, estimating that full year pro-forma loss per share will range from $0.55 to $0.75, compared to a pro forma loss per share of $0.63 in 2011. These pro forma estimates exclude from 2012 benefits and charges associated with the sale of the Top Flite/Ben Hogan brands, non-cash tax adjustments, and the cost-reduction initiatives and exclude from 2011 charges relating to a non-cash impairment of assets, non-cash tax adjustments, global operations strategy, restructuring, and the gain on the sale of buildings in 2011.

Conference Call and Webcast

The Company will be holding a conference call at 2:00 p.m. PDT today to discuss the Company's financial results, business and the recently announced cost-reduction initiatives. The call will be broadcast live over the Internet and can be accessed at www.callawaygolf.com. To listen to the call, please go to the website at least 15 minutes before the call to register and for instructions on how to access the broadcast. A replay of the conference call will be available approximately three hours after the call ends, and will remain available through 9:00 p.m. PDT on Thursday, August 2, 2012. The replay may be accessed through the Internet at www.callawaygolf.com or by telephone by calling 1-855-859-2056 toll free for calls originating within the United States or 404-537-3406 for International calls. The replay pass code is 12218357.

Non-GAAP Pro Forma Information: The GAAP results contained in this press release and the financial statement schedules attached to this press release have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). To supplement the GAAP results, the Company has provided certain non-GAAP pro forma financial information. The non-GAAP financial information included in the press release and attached schedules present certain of the Company's financial results excluding charges for (i) the Company's global operations strategy, (ii) non-cash impairment charges, (iii) non-cash tax adjustments relating to or as a result of the establishment of a deferred tax valuation allowance, (iv) restructuring charges, (v) the gain on the sale of three buildings, (vi) the gain recognized in connection with the sale of the Top-Flite and Ben Hogan brands, and (vii) the cost-reduction initiatives announced today. In addition, the Company also provided additional non–GAAP information about its results, excluding interest, taxes, depreciation and amortization expenses as well as impairment charges ("Adjusted EBITDA"). For comparative purposes, the Company applied an annualized statutory tax rate of 38.5% to derive the non-GAAP earnings/loss per share and Adjusted EBITDA. The non-GAAP information should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP. The non-GAAP information may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management uses such non-GAAP information for financial and operational decision-making purposes and as a means to evaluate period over period comparisons and in forecasting the Company's business going forward. Management believes that the presentation of such non-GAAP information, when considered in conjunction with the most directly comparable GAAP information, provides additional useful comparative information for investors in their assessment of the underlying performance of the Company's business without regard to these items. The Company has provided reconciling information in the attached schedules.

Forward-Looking Statements: Statements used in this press release that relate to future plans, events, financial results, performance or prospects, including statements relating to the estimated sales and loss per share for 2012, the estimated savings or charges (or timing thereof) related to the cost-reduction initiatives, future retail inventory levels, improved results in 2013 or beyond, and the Company's recovery/turnaround, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These statements are based upon current information and expectations. Accurately estimating the forward-looking statements is based upon various unknowns including consumer acceptance and demand for the Company's products, the level of promotional activity in the marketplace, as well as future consumer discretionary purchasing activity, which can be significantly adversely affected by unfavorable economic or market conditions, as well as future changes in foreign currency exchange rates. Actual results may differ materially from those estimated or anticipated as a result of these unknowns or other risks and uncertainties, including continued compliance with the terms of the Company's credit facility; delays, difficulties or increased costs in the supply of components needed to manufacture the Company's products or in manufacturing the Company's products; adverse weather conditions and seasonality; any rule changes or other actions taken by the USGA or other golf association that could have an adverse impact upon demand or supply of the Company's products; a decrease in participation levels in golf; and the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases on the economy generally, on the level of demand for the Company's products or on the Company's ability to manage its supply and delivery logistics in such an environment. For additional information concerning these and other risks and uncertainties that could affect these statements, the golf industry, and the Company's business, see the Company's Annual Report on Form 10-K for the year ended December 31, 2011 as well as other risks and uncertainties detailed from time to time in the Company's reports on Forms 10-Q and 8-K subsequently filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Callaway Golf

Through an unwavering commitment to innovation, Callaway Golf Company (NYSE:ELY) creates products and services designed to make every golfer a better golfer. Callaway Golf Company manufactures and sells golf clubs and golf balls, and sells golf apparel, footwear and accessories, under the Callaway Golf® and Odyssey® brands in more than 110 countries worldwide. For more information please visit www.callawaygolf.com or shop.callawaygolf.com.

Contacts:	Brad Holiday
Patrick Burke
Tim Buckman
(760) 931-1771

(Logo: http://photos.prnewswire.com/prnh/20091203/CGLOGO)

Callaway Golf Company
Consolidated Condensed Balance Sheets
(In thousands)
(Unaudited)

	June 30,	December 31,
	2012	2011

ASSETS
Current assets:
Cash and cash equivalents	$ 27,986	$ 43,023
Accounts receivable, net	254,903	115,673
Inventories	215,794	233,070
Deferred taxes, net	3,955	4,029
Income taxes receivable	1,753	3,654
Other current assets	18,663	19,880
Total current assets	523,054	419,329

Property, plant and equipment, net	114,323	117,147
Intangible assets, net	129,126	151,138
Other assets	38,622	39,498
Total assets	$ 805,125	$ 727,112

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 113,762	$ 129,193
Accrued employee compensation and benefits	23,522	23,785
Accrued warranty expense	7,863	8,140
Income tax liabilities	5,237	6,666
Credit facility	70,150	-
Total current liabilities	220,534	167,784

Long-term liabilities	43,547	46,514
Shareholders' equity	541,044	512,814
Total liabilities and shareholders' equity	$ 805,125	$ 727,112

Callaway Golf Company
Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Quarter Ended
	June 30,
	2012	2011

Net sales	$ 281,123	$ 273,814
Cost of sales	170,470	171,152
Gross profit	110,653	102,662
Operating expenses:
Selling	75,711	74,196
General and administrative	18,446	30,124
Research and development	6,930	8,498
Total operating expenses	101,087	112,818
Income (loss) from operations	9,566	(10,156)
Other expense, net	(4,571)	(3,427)
Income (loss) before income taxes	4,995	(13,583)
Income tax provision	2,196	45,483
Net income (loss)	2,799	(59,066)
Dividends on convertible preferred stock	2,625	2,625
Net income (loss) allocable to common shareholders	$ 174	$ (61,691)

Earnings (loss) per common share:
Basic	$0.00	($0.96)
Diluted	$0.00	($0.96)
Weighted-average common shares outstanding:
Basic	65,060	64,425
Diluted	65,112	64,425

	Year Ended
	June 30,
	2012	2011

Net sales	$ 566,221	$ 559,413
Cost of sales	331,197	333,070
Gross profit	235,024	226,343
Operating expenses:
Selling	152,549	149,415
General and administrative	30,680	46,411
Research and development	14,403	17,695
Total operating expenses	197,632	213,521
Income from operations	37,392	12,822
Other expense, net	(887)	(4,807)
Income before income taxes	36,505	8,015
Income tax provision	1,904	54,263
Net income (loss)	34,601	(46,248)
Dividends on convertible preferred stock	5,250	5,250
Net income (loss) allocable to common shareholders	$ 29,351	$ (51,498)

Earnings (loss) per common share:
Basic	$0.45	$(0.80)
Diluted	$0.41	$(0.80)
Weighted-average common shares outstanding:
Basic	65,021	64,365
Diluted	84,950	64,365

Callaway Golf Company
Consolidated Condensed Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2012	2011
Cash flows from operating activities:
Net income (loss)	$ 34,601	$ (46,248)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	18,234	19,191
Impairment charge	-	5,413
Deferred taxes, net	(1,746)	51,397
Non-cash share-based compensation	1,896	7,581
Gain and deferred gain amortization on disposal of long-lived assets	(975)	(6,752)
Gain on sale of intangible assets	(6,602)	-
Changes in assets and liabilities	(136,688)	(56,015)
Net cash used in operating activities	(91,280)	(25,433)

Cash flows from investing activities:
Capital expenditures	(14,115)	(14,089)
Proceeds from sale of property, plant and equipment	70	18,172
Net proceeds from sale of intangible assets	26,861	-
Net cash provided by investing activities	12,816	4,083

Cash flows from financing activities:
Issuance of common stock	-	1,160
Dividends paid, net	(6,554)	(6,542)
Proceeds from credit facilities, net	70,150	37,142
Other financing activities	69	129
Net cash provided by financing activities	63,665	31,889

Effect of exchange rate changes on cash and cash equivalents	(238)	950
Net (decrease) increase in cash and cash equivalents	(15,037)	11,489
Cash and cash equivalents at beginning of period	43,023	55,043
Cash and cash equivalents at end of period	$ 27,986	$ 66,532

Callaway Golf Company
Consolidated Net Sales and Operating Segment Information
(In thousands)
(Unaudited)

	Net Sales by Product Category				Net Sales by Product Category
	Quarter Ended				Six Months Ended
	June 30,		Growth/(Decline)		June 30,		Growth/(Decline)
	2012	2011	Dollars	Percent	2012	2011	Dollars	Percent
Net sales:
Woods	$ 58,549	$ 65,254	$ (6,705)	-10%	$ 149,278	$ 146,281	$ 2,997	2%
Irons	57,825	61,142	(3,317)	-5%	116,141	131,133	(14,992)	-11%
Putters	38,873	23,810	15,063	63%	62,965	52,641	10,324	20%
Golf balls	49,838	54,733	(4,895)	-9%	92,384	99,346	(6,962)	-7%
Accessories and other (1)	76,038	68,875	7,163	10%	145,453	130,012	15,441	12%
	$ 281,123	$ 273,814	$ 7,309	3%	$ 566,221	$ 559,413	$ 6,808	1%

	Net Sales by Region				Net Sales by Region
	Quarter Ended				Six Months Ended
	June 30,		Growth/(Decline)		June 30,		Growth/(Decline)
	2012	2011	Dollars	Percent	2012	2011	Dollars	Percent
Net sales:
United States	$ 142,343	$ 138,545	$ 3,798	3%	$ 292,042	$ 283,876	$ 8,166	3%
Europe	43,443	42,923	520	1%	86,142	89,078	(2,936)	-3%
Japan	36,978	28,741	8,237	29%	79,233	66,318	12,915	19%
Rest of Asia	26,613	27,583	(970)	-4%	44,609	51,089	(6,480)	-13%
Other foreign countries	31,746	36,022	(4,276)	-12%	64,195	69,052	(4,857)	-7%
	$ 281,123	$ 273,814	$ 7,309	3%	$ 566,221	$ 559,413	$ 6,808	1%

	Operating Segment Information				Operating Segment Information
	Quarter Ended				Six Months Ended
	June 30,		Growth/(Decline)		June 30,		Growth/(Decline)
	2012	2011(2)	Dollars	Percent	2012	2011(2)	Dollars	Percent
Net sales:
Golf clubs	$ 231,285	$ 219,081	$ 12,204	6%	$ 473,837	$ 460,067	$ 13,770	3%
Golf balls	49,838	54,733	(4,895)	-9%	92,384	99,346	(6,962)	-7%
	$ 281,123	$ 273,814	$ 7,309	3%	$ 566,221	$ 559,413	$ 6,808	1%

Income (loss) before income taxes:
Golf clubs	$ 17,953	$ 12,308	$ 5,645	46%	$ 50,595	$ 41,613	$ 8,982	22%
Golf balls	4,162	1,085	3,077	284%	5,739	3,385	2,354	70%
Reconciling items (3)	(17,120)	(26,976)	9,856	37%	(19,829)	(36,983)	17,154	46%
	$ 4,995	$ (13,583)	$ 18,578	137%	$ 36,505	$ 8,015	$ 28,490	355%

(1) Accessories & other include Packaged Sets as well as CGI Sales.
(2)Certain prior period amounts have been reclassified between product categories to conform with the current period presentation.
(3)Represents corporate general and administrative expenses and other income (expense) not utilized by management in determining segment profitability.

Callaway Golf Company
Supplemental Financial Information
(In thousands, except per share data)
(Unaudited)

	Quarter Ended June 30,					Quarter Ended June 30,
	2012					2011

	Pro Forma Callaway Golf (1)	Non-Cash Tax Adjustment(2)	Cost Reduction Initiatives(1) (3)	Gain on Sale of Top-Flite & Ben Hogan(1)	Total as Reported	Pro Forma Callaway Golf (1)	Global Operations Strategy (1)	Non-Cash Impairment Charge (1)	Non-Cash Tax Adjustment(2)	Restructuring(1)	Total as Reported
Net sales	$ 281,123	$ -	$ -	$ -	$281,123	$ 273,814	$ -	$ -	$ -	$ -	$273,814
Gross profit	111,590	-	(937)	-	110,653	108,509	(5,847)	-	-	-	102,662
% of sales	40%	n/a	n/a	n/a	39%	40%	n/a	n/a	n/a	n/a	37%
Operating expenses	97,367	-	3,706	14	101,087	102,277	(34)	5,413	-	5,162	112,818
Income (expense) from operations	14,223	-	(4,643)	(14)	9,566	6,232	(5,813)	(5,413)	-	(5,162)	(10,156)
Other expense, net	(4,571)	-	-	-	(4,571)	(3,427)	-	-	-	-	(3,427)
Income (loss) before income taxes	9,652	-	(4,643)	(14)	4,995	2,805	(5,813)	(5,413)	-	(5,162)	(13,583)
Income tax provision (benefit)	3,717	272	(1,788)	(5)	2,196	751	(2,374)	(2,084)	51,177	(1,987)	45,483
Net income (loss)	5,935	(272)	(2,855)	(9)	2,799	2,054	(3,439)	(3,329)	(51,177)	(3,175)	(59,066)
Dividends on convertible preferred stock	2,625	-	-	-	2,625	2,625	-	-	-	-	2,625
Net income (loss) allocable to common shareholders	$ 3,310	$ (272)	$ (2,855)	$ (9)	$ 174	$ (571)	$ (3,439)	$ (3,329)	$ (51,177)	$ (3,175)	$(61,691)

Diluted earnings (loss) per share:	$ 0.05	$ (0.01)	$ (0.04)	$ (0.00)	$ 0.00	$ (0.01)	$ (0.05)	$ (0.05)	$ (0.80)	$ (0.05)	$ (0.96)
Weighted-average shares outstanding:	65,112	65,112	65,112	65,112	65,112	64,425	64,425	64,425	64,425	64,425	64,425

	Six Months Ended June 30,					Six Months Ended June 30,
	2012					2011
	Pro Forma Callaway Golf (1)	Non-Cash Tax Adjustment (2)	Cost Reduction Initiatives(1) (3)	Gain on Sale of Top-Flite & Ben Hogan(1)	Total as Reported	Pro Forma Callaway Golf (1)	Global Operations Strategy(1)	Non-Cash Impairment Charge (1)	Non-Cash Tax Adjustment (2)	Restructuring (1)	Gain on Sale of Buildings(1)	Total as Reported
Net sales	$ 566,221	$ -	$ -	$ -	$566,221	$ 559,413	$ -	$ -	$ -	$ -	$ -	$559,413
Gross profit	235,985	-	(961)	-	235,024	238,492	(12,149)	-	-	-	-	226,343
% of sales	42%	n/a	n/a	n/a	42%	43%	n/a	n/a	n/a	n/a	n/a	40%
Operating expenses	200,524	-	3,710	(6,602)	197,632	208,923	193	5,413	-	5,162	(6,170)	213,521
Income (expense) from operations	35,461	-	(4,671)	6,602	37,392	29,569	(12,342)	(5,413)	-	(5,162)	6,170	12,822
Other expense, net	(887)	-	-	-	(887)	(4,807)	-	-	-	-	-	(4,807)
Income (loss) before income taxes	34,574	-	(4,671)	6,602	36,505	24,762	(12,342)	(5,413)	-	(5,162)	6,170	8,015
Income tax provision (benefit)	13,311	(12,151)	(1,798)	2,542	1,904	9,662	(4,752)	(2,084)	51,177	(1,987)	2,247	54,263
Net income (loss)	21,263	12,151	(2,873)	4,060	34,601	15,100	(7,590)	(3,329)	(51,177)	(3,175)	3,923	(46,248)
Dividends on convertible preferred stock	5,250	-	-	-	5,250	5,250	-	-	-	-	-	5,250
Net income (loss) allocable to common shareholders	$ 16,013	$ 12,151	$ (2,873)	$ 4,060	$ 29,351	$ 9,850	$ (7,590)	$ (3,329)	$ (51,177)	$ (3,175)	$ 3,923	$(51,498)

Diluted earnings (loss) per share:	$ 0.25	$ 0.14	$ (0.03)	$ 0.05	$ 0.41	$ 0.15	$ (0.12)	$ (0.05)	$ (0.79)	$ (0.05)	$ 0.06	$ (0.80)
Weighted-average shares outstanding:	84,950	84,950	84,950	84,950	84,950	64,365	64,365	64,365	64,365	64,365	64,365	64,365

(1)For comparative purposes, the Company applied an annualized statutory tax rate of 38.5% to derive pro forma results.

(2)Current period impact of valuation allowance established against the Company's U.S. deferred tax assets and impact of applying statutory tax rate of 38.5% to pro forma results.

(3)Includes costs associated with workforce reductions and transition costs associated with licensing the Company's North American apparel business and footwear business.

	2012 Trailing Twelve Month Adjusted EBITDA					2011 Trailing Twelve Month Adjusted EBITDA
Adjusted EBITDA:	Quarter Ended					Quarter Ended
	September 30,	December 31,	March 31,	June 30,		September 30,	December 31,	March 31,	June 30,
	2011	2011	2012	2012	Total	2010	2010	2011	2011	Total
Net income (loss)	$ (62,587)	$(62,985)	$ 31,802	$ 2,799	$(90,971)	$ (18,317)	$ (32,255)	$ 12,818	$ (59,066)	$ (96,820)
Interest expense (income), net	399	324	817	884	2,424	(1,234)	(444)	142	207	(1,329)
Income tax provision (benefit)	14,854	12,442	(292)	2,196	29,200	(22,100)	(13,231)	8,780	45,483	18,932
Depreciation and amortization expense	9,247	10,198	8,745	9,489	37,679	10,687	10,707	9,880	9,311	40,585
Impairment charge	-	1,120	-	-	1,120	-	7,547	-	5,413	12,960
Adjusted EBITDA	$ (38,087)	$(38,901)	$ 41,072	$ 15,368	$(20,548)	$ (30,964)	$ (27,676)	$ 31,620	$ 1,348	$ (25,672)